SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                  of 1934 (Amendment No.     )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [x]  Preliminary Proxy Statement
     [ ]  Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                Advantage Learning Systems, Inc.
        ------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

          [x]  No fee required.

          [ ]  Fee computed on table below per Exchange
               Act Rules 14a-6(i)(1) and 0-11.

               1)   Title of each class of
               securities to which transaction applies:



               2)   Aggregate number of securities
               to which transaction applies:



               3)   Per unit price or other
               underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



               4)   Proposed maximum aggregate
               value of transaction:



               5)   Total fee paid:



     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is
          offset as provided by Exchange Act Rule 0-
          11(a)(2) and identify the filing for which the offsetting fee was paid previously.
          Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    1)   Amount Previously Paid:

                    2)   Form, Schedule or Registration Statement No.:

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

                  Preliminary Copies

           ADVANTAGE LEARNING SYSTEMS, INC.
                   2911 Peach Street
        Wisconsin Rapids, Wisconsin 54495-8036
                 _____________________

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    April 14, 1999

To the Shareholders of Advantage Learning Systems,
Inc.:

     The   1999  Annual  Meeting  of  Shareholders   of
Advantage Learning Systems, Inc. will be held at the Company's offices, 2911 Peach Street, Wisconsin Rapids,
Wisconsin, on Wednesday, April 14, 1999 at 1:00 p.m., local time, for the following purposes:

     (1) To elect seven directors to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified;

     (2)  To  approve  the Advantage Learning  Systems,
          Inc. Employee Stock Purchase Plan;

     (3)  To  amend Advantage Learning Systems,  Inc.'s
          Amended    and    Restated    Articles     of
          Incorporation  to  increase  the   authorized
          Common  Stock of the Company from  50,000,000
          shares to 150,000,000 shares; and

     (4)  To   transact  such  other  business  as  may
          properly come before the Annual Meeting, all in accordance with the accompanying Proxy
          Statement.

     Shareholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the Annual Meeting.

     HOLDERS  OF  A MAJORITY OF THE OUTSTANDING  SHARES
MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR  THE
MEETING TO BE HELD.  THEREFORE, SHAREHOLDERS ARE  URGED
TO  DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO  ATTEND
THE  ANNUAL  MEETING  IN PERSON.   IF  YOU  ATTEND  THE
MEETING  AND  WISH TO VOTE YOUR SHARES PERSONALLY,  YOU
MAY  DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR  TO
THE VOTING THEREOF.



                                   Timothy Sherlock,
                                   Secretary
March 12, 1999

                 Preliminary Copies

           ADVANTAGE LEARNING SYSTEMS, INC.
                   2911 Peach Street
        Wisconsin Rapids, Wisconsin 54495-8036
                    March 12, 1999


                    Proxy Statement


     The  enclosed proxy is solicited by the  Board  of
Directors  of  Advantage Learning  Systems,  Inc.  (the
"Company")   for   use  at  the   Annual   Meeting   of
Shareholders  to be held on Wednesday, April  14,  1999
(the  "Annual  Meeting").  At the Annual  Meeting,  the
shareholders of the Company will elect seven directors,
each  of  whom  will hold office until April  2000  and
until  his  or  her  successor  is  duly  elected   and
qualified.   The Company's shareholders  will  also  be
asked  to approve the Company's Employee Stock Purchase
Plan  and  to  approve an amendment  to  the  Company's
Amended  and  Restated  Articles  of  Incorporation  to
increase  the  authorized common stock of the  Company,
$0.01  par  value (the "Common Stock") from  50,000,000
shares to 150,000,000 shares.

     The   expense   of  printing  and  mailing   proxy
materials,  including expenses involved  in  forwarding
materials to beneficial owners of Common Stock held  in
the  name  of  another person, will  be  borne  by  the
Company.   No  solicitation  other  than  by  mail   is
contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The
Proxy Statement and the accompanying Proxy are being sent to the Company's shareholders commencing on or about March 12, 1999.

     Only  shareholders  of  record  at  the  close  of
business  on  March  1, 1999 (the  "Record  Date")  are
entitled to notice of and to vote the shares of  Common
Stock  of the Company registered in their name  at  the
Annual Meeting.  As of the Record Date, the Company had
outstanding  __________ shares of  Common  Stock.   The
presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

     Any   shareholder  executing  and  delivering  the
enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

     Abstentions  and broker non-votes  (i.e.,  proxies
from  brokers or nominees indicating that such  persons
have  not  received  instructions from  the  beneficial
owners or other persons entitled to vote shares as to a
matter with respect to which brokers or nominees do not
have  discretionary power to vote) will be  treated  as
present   for  purposes  of  determining  the   quorum.
Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     Unless  otherwise directed, all  proxies  will  be
voted  FOR  the  election of each  of  the  individuals
nominated to serve as a director, FOR approval  of  the
Company's  Employee  Stock  Purchase  Plan,   and   FOR
approval of an amendment to the Company's Amended and Restated Articles of Incorporation.

     Directors are elected by a plurality of the  votes
cast  by holders of the Company's Common Stock entitled
to  vote at a meeting at which a quorum is present.  In
other  words,  the  seven  directors  who  receive  the
largest  number of votes will be elected as  directors.
Any  shares  not
voted, whether by withheld  authority,
broker  non-votes or otherwise, will have no effect  in
the election of directors except to the extent that the
failure  to  vote for an individual results in  another
individual  receiving a larger number  of  votes.   Any
votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors.

     The  affirmative vote of a majority of the  shares
present or represented and entitled to vote is required
to  approve the Company's Employee Stock Purchase Plan.
The  affirmative vote of a majority of the  outstanding
shares  of  Common  Stock  is required  to  approve  an
amendment   to  the  Company's  Amended  and   Restated
Articles of Incorporation.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
                        OWNERS

     The  following table lists as of the  Record  Date
information  regarding  the  beneficial  ownership   of
shares of Common Stock by (i) each director, the  Chief
Executive Officer and the next most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "named executive officers"), (ii) each person believed by the Company to be a beneficial owner of more than 5% of the Common
Stock and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 2911 Peach Street,
Wisconsin Rapids, Wisconsin 54495-8036. All data has been adjusted for a two-for-one stock split in the form of a stock dividend payable on February 26, 1999.

Name and Address        Amount and Nature of
of Beneficial Owner   Beneficial Ownership(1)      Percent of Class

Judith A. Paul             12,349,908(2)                [36.5]%
Terrance D. Paul           12,349,908(3)                [36.5]
Essex Investment            2,000,066(4)                 [5.9]
  Management Company
Mark J. Bradley, as
  Trustee of the Terrance   1,927,686(5)                 [5.7]
  and Judith Paul
  Descendants' Trust
Michael H. Baum            43,436(6)                       *
John R. Hickey             48,436(6)                       *
Timothy P. Welch           54,244(7)                       *
Perry S. Akins             10,000(8)                       *
John H. Grunewald          10,000(9)                       *
All directors and
executive officers        26,793,618                    [79.2]
of the Company as
a group (8 persons)
_________________

* Less than 1% of the outstanding Common Stock.
(1)  Except as otherwise  noted,  the persons named
     in  this  table have  sole  voting and investment
     power with  respect to all shares of Common Stock
     listed.
(2)  Includes 27,900 shares  of  Common  Stock held by
     the  Terrance and Judith Paul Foundation, Inc. as
     to which Judith and Terrance Paul share voting and investment power. Ms. Paul is married to Terrance
     D. Paul,  and  Mr. Paul's  shares  of Common Stock
     are not included in the number of shares beneficially
     owned by Ms. Paul.
(3) Includes 27,900 shares of Common Stock held of record by the Terrance and Judith Paul Foundation, Inc. as to which Judith and Terrance Paul share voting and investment power. Mr. Paul is married to Judith A. Paul, and Ms. Paul's shares of Common Stock are not included in the number of shares beneficially owned by Mr. Paul.
(4)  The address of Essex Investment Management Company is
     125 High Street, Boston, Massachusetts 02110.   This
     information  is  based  on  a  Schedule  13-G   dated
     January  5,  1999.  Of these shares, Essex Investment

     Management  Company  has  sole  voting  power  as  to
     1,611,586  shares and sole dispositive  power  as  to
     all 2,000,066 shares.
(5)  The address of the  Trustee of the Terrance and Judith
     Paul Descendants' Trust is 500 Third Street, Suite 700, Wausau, Wisconsin 54403.
(6) Includes options for 23,436 shares of Common Stock which are currently exercisable.
(7)  Includes 9,400 shares  of Common Stock indirectly held by a  family trust, of which Mr. Welch is the trustee.
(8) Includes 5,000 shares of Common Stock held by a family trust, of which Mr. Akins is a trustee, and 2,500 shares of Common Stock indirectly held by the same family trust.
(9)  Includes options  for 5,000 shares of Common Stock  which
     are currently   exercisable.   Mr.  Grunewald   disclaims
     beneficial ownership of 1,000 of the 5,000 shares of Common Stock indicated above, as such shares are held of record by his wife.

                 ELECTION OF DIRECTORS

     The  number  of directors constituting  the  whole
Board  of  Directors is currently fixed at seven.   The
Board of Directors has selected the seven members currently serving on the Board as nominees for election at the 1999 Annual Meeting. Directors elected at the Annual Meeting will hold office for a one-year term and until their successors are duly elected and qualified.

     All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

            NOMINEES STANDING FOR ELECTION

   Name of Officer               Office

  Judith A.   Ms.  Paul is the co-founder of the Company and  has
    Paul been Chairman of the Board of Directors since Age 52 1986. Ms. Paul acts as the Company spokesperson and  coordinates the Company's public relations and
              customer communication policies.  Ms. Paul has  co-
              written  101  Ways  to Motivate  Students  to  Read
              (1995),  and  is  the author of The Family  Reading
              Night  Kit (1996) and The Literacy Partnership  Kit
              (1997).   Ms.  Paul  holds a  bachelors  degree  in
              elementary   education  from  the   University   of
              Illinois.

 Terrance D.  Mr.  Paul is the co-founder of the Company and  has
    Paul      been  Vice Chairman of the Board of Directors since
   Age 52     July  1996.  Mr. Paul is primarily responsible  for
              the  Company's long-term strategic planning and new
              product   development  strategy.   Mr.  Paul   also
              coordinates  the research activities  conducted  by
              the  Institute  for  Academic Excellence,  Inc.,  a
              wholly-owned   subsidiary  of  the   Company   (the
              "Institute").  From November 1995 until July  1996,
              Mr.  Paul  served as the Company's Chief  Executive
              Officer.   From January 1992 until August 1993  and
              again from September 1994 until November 1995,  Mr.
              Paul  served as President of the Company.  For  the
              12  years prior to 1992, Mr. Paul was President  of
              Best   Power   Technology,   a   manufacturer    of
              uninterruptible power supplies.  Mr.  Paul  is  the
              author  of several publications, including  How  to
              Create  World-Champion Readers (1993), Patterns  of
              Reading  Practice (1996) and The New Technology  of
              Learning  Information Systems (1997).  He  is  also
              the  general  editor  of  Fundamentals  of  Reading
              Renaissance  (1994-1996),  the  textbook  used   in
              seminars  on reading improvement by the  Institute.
              Mr. Paul holds a law degree
              from the University  of
              Illinois   and  an  MBA  from  Bradley  University.
              Terrance Paul is Judith Paul's husband.

 Michael H.   Mr.  Baum has been Chief Executive Officer  of  the
    Baum Company since July 1996 and a Director since Age 51 September 1994. Mr. Baum served as President of the  Company between November 1995 and  June  1996.
              From  September 1994 until November 1995, Mr.  Baum
              served  as  the Managing Director of the  Institute
              and  from June 1994 until September 1994, he served
              as  the Director of Educational Consulting for  the
              Institute.   From 1984 until June  1994,  Mr.  Baum
              held  a  variety of positions with Francorp,  Inc.,
              an  international management consulting firm  based
              in   Chicago,  his  last  position  being  that  of
              Executive  Vice  President,  which  he  held   from
              September 1991 until June 1994. Mr. Baum holds a bachelors degree and a masters degree in teaching from Yale University and an MBA from Northwestern
              University.

   John R. Mr. Hickey has been President of the Company since Hickey July 1996 and a Director of the Company since
   Age 43     October  1996.  From January 1996 until June  1996,
              Mr.  Hickey  served as Executive Vice President  of
              R.F.   Technologies,  Inc.,   a   manufacturer   of
              protection  devices, and from September 1995  until
              December   1995,   he  served  as  Executive   Vice
              President  of Liebert Corporation (a subsidiary  of
              Emerson     Electric),    a     manufacturer     of
              uninterruptible power supplies.  From January  1989
              until  June  1995, Mr. Hickey held  various  senior
              management  positions with Best  Power  Technology,
              including  Executive Vice President of  Operations,
              Senior  Vice  President of Sales and Marketing  and
              Vice  President-International.   In  addition,  Mr.
              Hickey  spent approximately ten years  with  Briggs
              and   Stratton,   a  manufacturer   of   air-cooled
              gasoline   engines  for  outdoor  power  equipment,
              headquartered  in Milwaukee, Wisconsin.   While  at
              Briggs and Stratton, Mr. Hickey served in various management positions, eventually rising to the position of the Director of International Sales and Finance Administration, a position he held from October 1985 until January 1989. Mr. Hickey holds a bachelors degree in international business from the University of Wisconsin.

 Timothy P.   Timothy  P.  Welch  has  been  a  Director  of  the
    Welch     Company  since  August  1996.   Mr.  Welch  is  the
   Age 56     founder  of  the  predecessor  to  IPS  Publishing,
              Inc.,  a  wholly-owned subsidiary  of  the  Company
              ("IPS").   From June 1997 until October  1997,  Mr.
              Welch  served  as a consultant to  IPS,  and  since
              November  1997,  he has worked for the  Company  on
              special  projects.   From August  1996  until  June
              1997,  Mr.  Welch  served as  the  Chief  Executive
              Officer  of  IPS,  and  for  the  15  years   prior
              thereto,  he  served  as  the  President   of   its
              predecessor.   Mr. Welch is also  the  founder  and
              Chief     Executive    Officer    of     Curriculum
              Technologies, Inc., a firm specializing  in  multi-
              media   compact  disk  development  for  the  adult
              literacy  and English as a second language markets.
              Mr. Welch holds a bachelors degree in journalism from the University of Wisconsin.

  Perry S.    Perry  S. Akins has been a Director of the  Company
    Akins     since  September  1997.   From  1966  to  September
   Age 58     1998,  Mr.  Akins  was employed by ELS  Educational
              Services,   Inc.   ("ELS")   (formerly   known   as
              Washington Educational Research Associates,  Inc.).
              He  served  as  President of ELS  from  1977  until
              1998.  From 1997 until his
              retirement in 1998,  Mr.
              Akins  also  served as Chief Executive  Officer  of
              ELS.   Mr.  Akins presently works for ELS  pursuant
              to  a  consulting  agreement which continues  until
              2000.  ELS teaches English as a second language  to
              students  and  professionals  at  its  various  ELS
              Language  Centers in the United States and  abroad.
              ELS  also  publishes and distributes English  as  a
              second  language  materials worldwide.   Mr.  Akins
              currently serves as a director of Chocolates  a  la
              Carte,    Inc.,   a   manufacturer   of   specialty
              chocolates  for  hotels  and  restaurants,  Digital
              Carpenters,  a  web  site  developer,  and  Western
              Overseas  Corporation, a customs brokerage service.
              Mr. Akins holds a bachelors degree in Russian language and history and a masters degree in education with a minor in Russian language from Southern Illinois University.

   John H. Mr. Grunewald has been a Director of the Company Grunewald since September 1997. From September 1993 to
   Age 62     January   1997,   Mr.  Grunewald  served   as   the
              Executive  Vice President, Chief Financial  Officer
              and   Secretary  of  Polaris  Industries  Inc.,   a
              manufacturer  of snowmobiles, all-terrain  vehicles
              and  personal  watercraft.  From  June  1977  until
              June   1993,  Mr.  Grunewald  served  as  the  Vice
              President  of Finance, Chief Financial Officer  and
              Secretary   of   Pentair,   Inc.,   a   diversified
              manufacturing  company.   Mr.  Grunewald  currently
              serves  as a director of the Nash Finch Company,  a
              wholesale  food  distributor, Hydrobikes,  Inc.,  a
              manufacturer  of  recreational  water  bikes,   and
              Kinnard  Investments, an investment  banking  firm.
              Mr.  Grunewald also serves as the Chairman  of  the
              Board  of  Rise,  Inc.,  a  charitable  institution
              providing occupations for handicapped and  disabled
              children,  and  as  a  member  of  the   Board   of
              Governors  of  the Bethel College Foundation.   Mr.
              Grunewald holds a bachelors degree in business from St. Cloud State University and an MBA in business finance from the University of Minnesota.

     The Board of Directors of the Company has standing
Compensation  and  Audit  Committees.   The  Board   of
Directors  does  not have a Nominating Committee.   The
Board of Directors held [four] meetings in 1998.   Each
director attended at least 75% of the meetings of the Board of Directors held during the period for which he or she served on the Board, and each director attended at least 75% of the meetings of the Board Committees on which the director served in 1998.

     The  Compensation  Committee  is  responsible  for
making   recommendations  to  the  Board  of  Directors
concerning compensation levels of executive officers of
the   Company  and  for  administering  the   Company's
executive compensation plans, including the 1997  Stock
Incentive   Plan.   The  members  of  the  Compensation
Committee  are Messrs. Akins (Chairman) and  Grunewald,
neither  of  whom is an employee of the  Company.   The
Compensation Committee held [four] meetings in 1998.

     The  Audit Committee is responsible for nominating
the   Company's  independent  auditors,  reviewing  the
scope,  results  and  costs  of  the  audit  with   the
Company's   independent  auditors  and  reviewing   the
financial  statements  of the Company  to  ensure  full
compliance  with  regulatory  requirements   and   full
disclosure  of  necessary information to the  Company's
shareholders.   The members of the Audit Committee  are
Messrs. Grunewald (Chairman) and Akins and Terrance  D.
Paul.   The  Audit  Committee held [four]  meetings  in
1998.

       APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

     The  complete text of the Company's Employee Stock
Purchase  Plan  is  set  forth  in  Appendix  A.    The
following summary of the material features of the Company's Employee Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

     The Board of Directors recommends a vote FOR approval of the Company's Employee Stock Purchase Plan.

     The  Board  of  Directors approved  the  Company's
Employee  Stock Purchase Plan on May 15, 1998,  subject
to approval by the Company's shareholders.  The purpose
of  the  Employee  Stock Purchase Plan  is  to  provide
employees of the Company and its subsidiaries  with  an
incentive  to  work for the continued  success  of  the
Company  by granting such employees the opportunity  to
purchase the Company's Common Stock through one or more
offerings.   The aggregate number of shares  of  Common
Stock  subject to the Employee Stock Purchase  Plan  is
500,000.   In  addition,  no one  person  may  purchase
shares  of  Common  Stock  under  the  Employee   Stock
Purchase Plan or any other employee stock purchase plan of the Company or its subsidiaries having a fair market value in excess of $25,000 for each calendar year.

     The  Employee  Stock  Purchase  Plan  permits  the
Company to make one or more offerings to employees  who
meet  certain  eligibility requirements of  options  to
purchase  shares  of the Company's Common  Stock.   The
first   offering  was  for  a  period  of  six  months,
commencing on July 1, 1998 and ending January 1,  1999.
The term of each subsequent offering is for a period of
12  months,  commencing on January 1,  1999.   Eligible
employees  who  elect to participate  in  the  Employee
Stock   Purchase   Plan  authorize   periodic   payroll
deductions   from   their  compensation.    A   payroll
deduction  account is maintained for each participating
employee.   At  the  end  of an  offering  period,  the
payroll  deduction account is totaled and the  employee
is  deemed  to  have  purchased  whole  shares  of  the
Company's Common Stock at the offering price, which  is
the lower of either (i) 85% of the fair market value of
the  Company's  Common Stock on the date  on  which  an
offering  commences (typically, January 1) or (ii)  85%
of the fair market value of the Company's Common Stock on the day one year (six months in 1998) from the date on which an offering commences.


            APPROVAL OF AN AMENDMENT TO THE
    AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors recommends a vote FOR approval of an amendment to the Company's Amended and Restated Articles of Incorporation.

     The  proposed  amendment to the Company's  Amended
and  Restated  Articles of Incorporation increases  the
number  of  authorized  shares  of  Common  Stock  from
50,000,000  shares to 150,000,000 shares.   As  of  the
Record  Date, of the 50,000,000 shares of Common  Stock
presently  authorized, ____________ shares were  issued
and  outstanding and 3,500,000 shares were reserved for
issuance pursuant to the Company's 1997 Stock Incentive
Plan  and  Employee Stock Purchase Plan.   Because  the
market  value  of the Company's Common Stock  increased
significantly   since  the  Company's  initial   public
offering, the Company effected a two-for-one stock split by way of a stock dividend in February 1999.

     The  additional authorized shares of the Company's
Common  Stock  may  be  used for any  proper  corporate
purpose  approved  by  the Board of  Directors  of  the
Company.  Their availability would enable
the Company's
Board  of  Directors  to  act  with  flexibility   when
favorable  opportunities arise to expand or  strengthen
the  Company's business through the issuance of  Common
Stock.  Among the reasons for issuing additional shares
would be to increase the Company's capital through sale
of the Company's Common Stock, to engage in other types
of  capital transactions, to undertake acquisitions and
to   satisfy  contractual  commitments,  including  the
Company's 1997 Stock Incentive Plan and Employee  Stock
Purchase  Plan.  The Board of Directors of the  Company
has  not  proposed  the increase in authorized  capital
stock  with the intention of discouraging tender offers
or  takeover  attempts.  However, the  availability  of
authorized  shares  for  issuance  could  render   more
difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

     The Company regularly reviews a range of financing
transactions  including the issuance of  the  Company's
Common  Stock.  Except for shares reserved for issuance
as   described  above,  the  Company  has  no   present
intention of issuing or selling Common Stock for any purpose, but may do so if market and other conditions indicate that such a course of action is advisable.

     If  the  amendment  to the Company's  Amended  and
Restated  Articles of Incorporation  is  approved,  the
Board  of Directors of the Company generally may  issue
the   additional  authorized  shares  of  Common  Stock
without   further   shareholder  approval.    In   some
instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the Nasdaq National Market, on which the Common Stock is listed, or may otherwise be necessary or desirable. Except in such cases, the Company does not anticipate that further shareholder authorization will be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of Common Stock.

                EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table sets forth the compensation for the past three years for the named executive officers.

              Summary Compensation Table

                                                    Long-Term Compensation
                                                      Awards        Payouts
                                 Annual             Securities       LTIP
                              Compensation          Underlying                      All Other
Name and Principal    Year    Salary($) Bonus($)  Options/SARs(#)  Payouts($)  Compensation($)(4)
Position
Judith A. Paul        1998    $181,186     --          12,862          --            $6,600
  Chairman of the     1997     176,046     --            --            --            $5,809
  Board               1996     156,184     --            --            --             5,230

Terrance D. Paul      1998  181,186        --          12,862          --             6,600
  Vice Chairman       1997  176,046        --            --            --             6,270
  of the Board        1996  156,184        --            --            --             5,969

Michael H. Baum       1998  164,873        --          31,109                         6,509
  Chief Executive     1997  168,370        --          46,875      $324,665(2)        6,270
  Officer             1996  141,080        --            --           1,849(3)        5,587

John R. Hickey        1998  158,183        --          31,109                         6,244
  President           1997  161,260        --          46,875       216,443(2)        6,270
                      1996   66,923     $15,000(1)       --            --             3,207

(1)     Reflects a signing bonus that was paid  to  Mr.
  Hickey when he began his employment with the Company in July 1996.
(2) Reflects payout made by the Company upon termination of its phantom stock plan in connection with the initial public offering of the Company's
  Common Stock in September 1997.
(3) Reflects payment made in connection with shares awarded under the Company's phantom stock plan.
(4) Reflects 401(k) plan matching amount paid by the Company.

     Option   Grants.   The  following  table  provides
information on options granted to the named executive officers during 1998.

         Option/SAR Grants In Last Fiscal Year

                   Individual Grants

                                        % of Total
                    Number of Securi-   Options/SARs
                    ties Underlying      Granted to      Exercise or                Grant Date
                     Options/SARs       Employees in     Base Price    Expiration     Present
Name                Granted (#)(1)       Fiscal Year      ($/Sh)(2)       Date      Value($)(3)
Judith A. Paul         25,724               6.08%          $19.4375     10/20/08      $390,490
Terrance D. Paul       25,724               6.08            19.4375     10/20/08       390,490
Michael H. Baum        28,170               6.66            13.3125     06/25/08       274,094
                       34,048               8.05            14.5313     09/01/08       352,737
John R. Hickey         28,170               6.66            13.3125     06/25/08       274,094
                       34,048               8.05            14.5313     09/01/08       352,737

______________

(1) Except as otherwise noted, the vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.
(2) All options have an exercise price equal to 100% of the fair market of the Company's Common
  Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes model with the following common assumptions: a 10 year expected period of time to exercise; a weighted average risk-free rate of return of 5.14%; an expected dividend yield of 0%; and a weighted average volatility factor of 58.94%.

     On  April  28,  1998  the  Compensation  Committee
authorized stock option grants for approximately 50,000
shares  of Common Stock at an exercise price of $15.875
per  share,  including proposed grants to Messrs.  Baum
and  Hickey of 47,244 shares.  This proposed  grant  of
options  to  employees  was  not  completed,  and   the
authorization   for   the   grants   was   subsequently
rescinded.

     Option Exercises. The following table provides information on options exercised during 1998, and options held at year end, by the named executive officers.

Aggregated Option/SAR Exercises In Last Fiscal Year And
               FY-End Option/SAR Values

                                                    Number of Securities        Value of Unexercised
                         Shares                    Underlying Unexercised    In-the-Money Options/SARs
                      Acquired on    Value        Options/SARs at FY-End(#)        at FY-End($)(1)
Name                  Exercise(#)  Realized($)    Exercisable Unexercisable  Exercisable Unexercisable
Judith A. Paul             _            _               _        25,724            _       $345,667
Terrance D. Paul           _            _               _        25,724            _        345,667
Michael H. Baum            _            _            23,436     132,892        $582,971   2,931,309
John R. Hickey             _            _            23,436     132,892         582,971   2,931,309
______________

(1)     For  valuation  purposes, a December  31,  1998
  market price of $32.875 was used.
(2) For valuation purposes, the market price on November 3, 1998, the date of exercise, was used
  ($24.4063).

                 EMPLOYMENT AGREEMENTS

     The   Company  has  not  entered  into  employment
agreements  with  any of the named executive  officers.
However,   IPS,  one  of  the  Company's   wholly-owned
subsidiaries, has entered into an employment  agreement
with  Timothy  Welch.  This agreement was  executed  in
connection   with   the   Company's   acquisition    of
substantially all of the assets of the IPS business  on
August 1, 1996.  Pursuant to such agreement, Mr.  Welch
agreed to serve as IPS's Chief Executive Officer and to
serve as a member of the Board of Directors of both IPS
and  the Company, subject to shareholder approval,  for
the  term  of his employment agreement.  The employment
agreement  has  a  term  of two  years  and  originally
provided  for an annual salary of $125,000.   Effective
June  1,  1997,  Mr. Welch resigned as Chief  Executive
Officer  of IPS; however, the employment agreement  was
not  terminated.  Effective November 1, 1997, Mr. Welch
agreed  to  work  for the Company on special  projects.
His  annual salary was reduced at that time to $75,000.
This  revised arrangement terminated on August 1,  1998
(the  termination  date  of the employment  agreement).
With  the  exception  of  Mr. Welch's  duties  and  his
salary,  all  other  terms of the  original  employment
agreement remained unchanged.  For his services to  the
Company during 1998, Mr. Welch received $43,269.  Under
the  employment  agreement, Mr. Welch was  entitled  to
receive   benefits  generally  available  to  executive
employees   of   the   Company,   including    deferred
compensation  under  certain  employee  benefit   plans
adopted by the Company, and to participate in such stock-based incentive plans as the Company may adopt, including the 1997 Stock Incentive Plan. However, no options were awarded to Mr. Welch in 1998.

          NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors  of  the Company who are  not  employees
receive  a  fee of $1,000 for each Board meeting  which
they  attend and $500 for each Committee meeting  which
they  attend, plus out-of-pocket expenses  incurred  in
connection  with attendance at each such  meeting.   In
addition, in September 1998 each non-employee  director
received options under the 1997 Stock Incentive Plan to
purchase a total of 3,000 shares of Common Stock, which
options  vest  50%  after one year and  50%  after  two
years.   The  Company  will grant an  additional  3,000
shares to each such director in September 1999, which grants also have two year vesting schedules.

             COMPENSATION COMMITTEE REPORT

     The  Compensation Committee was established  after
completion of the Company's initial public offering  in
September 1997.  The Compensation Committee consists of
Messrs. Akins (Chairman) and Grunewald, neither of whom
is  an  employee  of  the  Company.   The  Compensation
Committee is responsible for making recommendations  to
the  Board  concerning the compensation levels  of  the
executive  officers of the Company.   The  Compensation
Committee  also  administers the Company's  1997  Stock
Incentive Plan, with responsibility for determining the
awards  to  be  made under such plan to  the  Company's
executive  officers and to other eligible  individuals.
The   Compensation   Committee   reviews   compensation
programs  for executive officers in July of each  year,
with   any   changes  to  such  compensation   programs
commencing in September of each year.

     In   1998,   the   Compensation   Committee   made
compensation  decisions  with  respect  to   the   base
salaries  of  and  the  stock  option  grants  to   the
Company's  executive officers.  The  Company  does  not
have  a cash bonus program for executive officers.   In
making   compensation   decisions,   the   Compensation
Committee  reviewed  information  on  the  compensation
levels  of  executive officers of  a  group  of  public
companies  with sales ranging from $35 million  to  $42
million in 1997.  These companies were not identical to
the  companies  used  in  the performance  graph.   The
Committee reviewed the relative market capitalizations,
sales,  earnings and compensation levels  of  the  peer
group   of   companies  in  making   its   compensation
decisions.   The Committee did not set the compensation
of the Company's executive officers at any specific level as compared to the peer group of companies.
Also, in making its decisions the Committee did not assign relative weights or importance to any specific measure of financial performance of the Company.

     Base Salary.  The Compensation Committee sets  the
base  salaries of the Company's executive  officers  at
levels  designed to attract and retain highly qualified
individuals.   Based on the information  reviewed,  the
Committee determined to increase base salaries for  the
Company's  executive officers.  The Committee  believes
that   the   base  salary  increases  were  appropriate
relative   to   the   Company's  size   and   financial
performance compared with the peer group of companies.

     Equity  Based  Compensation.  Stock option  grants
are   the   primary   form   of   long-term   incentive
compensation for the Company's executive officers.  The
Compensation  Committee believes stock options  are  an
effective  means  of  incenting  senior  management  to
increase  the  long-term value of the Company's  Common
Stock.   Based on the information described above,  the
Committee  determined  to  increase  the  annual  stock
option grants to the executive officers of the Company.
The  Committee  believes  that the  total  compensation
package   provided  to  executive  officers,  including
options,   is  appropriate  relative  to  all   factors
considered by the Committee.

     CEO   Compensation.   In  evaluating  Mr.   Baum's
compensation,  the Committee reviewed the  compensation
levels  for  the chief executive officers of  the  peer
group  of  companies described above and
the  financial
performance   of  those  peer  group  companies.    The
Committee determined to increase Mr. Baum's base salary
and  to  increase the size of the annual  stock  option
grant  to  Mr. Baum.  Mr. Baum's compensation  was  not
specifically tied to any specific financial performance
criteria.    The   Committee   believes   Mr.    Baum's
compensation is appropriate given the Company's size and financial performance.

     In   making  compensation  decisions,  it  is  the
Compensation Committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

              The Compensation Committee:

  Perry S. Akins, Chairman      John H. Grunewald

                   PERFORMANCE GRAPH

     The following graph compares the total stockholder
return  on  the  Company's  Common  Stock   since   the
Company's initial public offering on September 25, 1997
with  that  of  the  Nasdaq Stock Market  Index  and  a
Company  constructed  peer group  index.   The  issuers
included in the peer group index are Apollo Group, Inc.
(APOL),   CBT  Group  PLC  (CBTSY),  Computer  Learning
Centers, Inc. (CLCX), Learning Tree International, Inc.
(LTRE),  Sylvan  Learning  Systems,  Inc.  (SLVN),  The
Learning  Company,  Inc.  (TLC),  Education  Management
Corporation (EDMC) and TRO Learning, Inc. (TUTR).   The
total  return calculations set forth below assume  $100
invested on September 25, 1997, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 1998.
Since the Company effected its initial public offering in September 1997, the information in the graph is provided at quarter end intervals. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                                Cumulative Total Return

                    09/25/1997   09/97   12/97   03/98   06/98   09/98   12/98


ADVANTAGE LEARNING     100        158     134     215     171     238      411
  SYSTEMS, INC.

PEER GROUP             100        105     111     122     132      82      101

NASDAQ STOCK MARKET    100        100      94     110     113     103      132
  (U.S.)



          SUBMISSION OF SHAREHOLDER PROPOSALS

     In  accordance  with  the  Company's  Amended  and
Restated By-Laws, nominations, other than by or at  the
direction of the Board of Directors, of candidates  for
election  as  directors at the 2000 Annual  Meeting  of
Shareholders   and   any  other  shareholder   proposed
business  to be brought before the 2000 Annual  Meeting
of  Shareholders must be submitted to the  Company  not
later  than  December  15, 1999.  Shareholder  proposed
nominations  and  other shareholder  proposed  business
must  be  made in accordance with the Company's Amended
and Restated By-Laws which provide, among other things,
that   shareholder   proposed   nominations   must   be
accompanied  by  certain  information  concerning   the
nominee  and the shareholder submitting the nomination,
and   that  shareholder  proposed  business   must   be
accompanied  by  certain  information  concerning   the
proposal  and the shareholder submitting the  proposal.
To  be  considered for inclusion in the proxy statement
solicited   by  the  Board  of  Directors,  shareholder
proposals for consideration at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 2911 Peach
Street, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 13, 1999. Proposals should be directed to Mr. Timothy Sherlock, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

            INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Arthur
Andersen LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

               PENDING LEGAL PROCEEDINGS

     No director or executive officer of the Company is an adverse party or has an interest adverse to the Company or its subsidiaries in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of
1934 requires the Company's directors and officers, among others, to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company.
Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 1998, all filing requirements were complied with.

                     OTHER MATTERS

     Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

     The  Company's financial statements, supplementary
financial  information and management's discussion  and
analysis   of  financial  condition  and   results   of
operations are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Shareholders may obtain a copy of the Company's Annual Report as filed on Form
10-K at no cost by writing to Mr. Timothy Sherlock, Secretary, Advantage Learning Systems, Inc., 2911 Peach
Street, Wisconsin Rapids, Wisconsin 54495-8036.

                              By Order of the Board of
                              Directors,



                              Timothy Sherlock,
                              Secretary

                                             Appendix A

           ADVANTAGE LEARNING SYSTEMS, INC.
             EMPLOYEE STOCK PURCHASE PLAN



     1. Purpose. The purpose of this Plan is to provide employees of Advantage Learning Systems, Inc.
(the "Company") and of its Subsidiaries (as defined in Paragraph 12 hereof) with an opportunity to purchase
Company common stock through annual offerings to be made commencing on the 1st day of January (1st day of July for 1998), and thus develop a stronger incentive to work for the continued success of the Company. The aggregate number of shares of common stock of the Company (the "Stock") authorized to be sold pursuant to options granted under this Plan is 250,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

     2.   Administration.  Subject to the general
control of the Company's Board of Directors (the
"Board"), the Plan shall be administered by a committee appointed by the Board (the "Committee"). The
Committee shall consist of one or more members and who need not be members of the Board. The Board may at any time replace a member of such Committee. Any expenses of the Committee shall be paid by the Company. The
Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final and conclusive.
Any action to be taken by the Committee shall be on a vote of a majority of the Committee either at a meeting or in writing.

     3.   Eligibility.

          (a)  All employees of the Company or of any
     Subsidiary designated from time to time by the Committee will be eligible to participate in the Plan provided they have a minimum period of continuous service with the Company or a Subsidiary, such period to be determined by the Committee from time to time, but in all events not to exceed two years, subject to the additional limitations imposed herein (each such employee is referred to as an "Eligible Employee").

          (b)  Any provision of this Plan to the
     contrary notwithstanding, no employee shall be granted an option:

               (i)  if, immediately after the grant,
          such employee would own, and/or hold
          outstanding options to purchase stock
          possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company within the meaning of Section
          423 of the Code; or

               (ii)  which permits the employee's
          rights to purchase Stock under all employee stock purchase plans, as defined in Section
          423 of the Code, of the Company and its
          subsidiaries to accrue at a rate which
          exceeds $25,000 of Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time; or

               (iii)  if the employee's customary
          employment does not meet certain requirements for length of employment determined by the Committee from time to time; provided, however, that any such requirement for length of employment shall comply with Section 423 of the Code.

     4. Offerings. The Committee may make one or more annual offerings to Eligible Employees to purchase
Stock under this Plan (each an "Offering"). The term of any Offering, except the first Offering, shall be for a period of 12 months' duration. The first
Offering shall be for a period of six 6 months' duration, commencing July 1, 1998 and ending January 1,
1999. No Eligible Employee shall be granted an option to purchase a number of shares of the Company in excess of $25,000 divided by 100% of the Fair Market Value of a share of Stock on the date immediately preceding the Effective Date of the Offering (as defined in Paragraph
12 hereof).

     5.   Participation.  An Eligible Employee on the
Effective Date of the Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the appropriate payroll location before August 1st of the offering period
(September 1 for the first offering period).  An
Eligible Employee who submits such authorization is referred to as a "Participant." The form will authorize a regular payroll deduction from the Participant's pay.

     6.   Deductions.  The Company will maintain
payroll deduction accounts for all Participants.  A
Participant may purchase shares of Stock under this Plan solely by means of payroll deduction. Payroll deductions, as designated by the Participant pursuant to Paragraph 5, shall be a whole percentage of the Participant's Compensation (as defined in Paragraph 12 hereof) but not less than one percent (1%) nor more than ten percent (10%).

     7.   Deduction Changes.  A Participant may
increase or decrease the applicable payroll deduction by filing a new payroll deduction authorization form before August 1st of the offering period (September 1 for the first offering period). The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased or decreased only once during the term of any offering period.

     8.   Withdrawal From Participation in an Offering.
A Participant may, at any time and for any reason, withdraw from participation in an Offering under this Plan, upon advance written notice to the Committee. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's payroll deduction account under this Plan shall be refunded to the Participant in cash
(partial refunds are not permitted). Any Participant who withdraws from an Offering under this Plan may not resume participation in such Offering.

     9.   Purchase of Shares.

          (a)  Each Participant will be entitled to
     purchase as many whole shares of Stock as can be purchased with the total payroll deductions credited to the Participant's account during the specified offering periods in the manner and on the terms herein provided.

          (b)  The purchase price for a share of Stock
     under any Offering will be the lower of either:

               (i)  the Offering Price of 85% of the
          Fair Market Value of a share of Stock on the Effective Date of the Offering; or

               (ii)  the Alternative Offering Price of
          85% of the Fair Market Value of a share of Stock on the day one year (6 months for the first offering period) from the Effective
          Date of the Offering.

          (c)  As of the date one year (6 months for
     the first offering period) from the Effective Date of the Offering, the account of each Participant shall be totaled and the Alternative Offering
     Price determined. If a Participant shall have sufficient funds in the Participant's account to purchase one or more full shares at the lower of either the Offering Price or the Alternative
     Offering Price as of that date, the Participant shall be deemed to have exercised the Participant's option to purchase such share or shares at such lower price, the Participant's account shall be charged for the amount of the purchase, and a stock certificate shall be issued to the Participant as of such day. The balance of any payroll deductions credited to his account during the Offering shall be refunded to the Participant in cash.

     10. Interest. Interest will not accrue on any employee payroll deduction accounts.

     11. Registration of Certificates. Certificates will be registered only in the name of the Participant.
If a Participant makes written request to the Committee, the Committee may cause the certificates to be issued in the Participant's name jointly with a member of his family with right of survivorship.

     12.  Definitions.

          (a)  "Compensation" means the total
     compensation paid in cash to a Participant including salaries, wages, overtime pay or commission, but excluding bonuses, moving or relocation allowances, car allowances, imputed income attributable to cars, life insurance or other benefits, or other items as determined by the Committee.

          (b)  "Effective Date of the Offering" shall
     be the date established by the Committee in making any Offering under this Plan.

          (c) "Fair Market Value" shall be the closing price of the common stock of the Company as quoted on the NASDAQ National Market System
     ("NASDAQ/NMS") as reported in the Midwest Edition of The Wall Street Journal on the applicable valuation date hereunder, or if no sale of common stock of the Company is quoted on the NASDAQ/NMS on any such date, then the closing price of the common stock of the Company on the next preceding day on which a sale was made.

          (d)  "Subsidiary" means any corporation of
     which the Company or a Subsidiary owns 50% or more of the combined voting power of all classes of stock unless the Board determines that such corporation shall not be a "Subsidiary" for purposes hereof. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

     13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

     14.  Rights on Retirement, Death or Termination of
Employment. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to such Participant at such time and the balance in such Participant's account shall be paid to such Participant or, in the event of such Participant's death, to such Participant's estate. Transfer of a Participant from the Company to a Subsidiary or vice versa shall not constitute termination of employment.

     15.  Rights Not Transferable.  Rights under this
Plan are not transferable by a Participant, other than by will or the laws of descent and distribution, and are exercisable, during the Participant's lifetime, only by the Participant.

     16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated.

     17.  Adjustment in Case of Changes Affecting the
Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Stock, or the Stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property
(not including a cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for
(i) acceleration of the exercise date of outstanding options or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

     18.  Amendment of the Plan.  The Board or the
Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval is required for such amendment under applicable tax, securities or other law. Any action taken by the Board, or the Committee pursuant hereto that is otherwise inconsistent with the terms and conditions hereof shall be given effect and be deemed to be an amendment hereof as related to such action, to the extent allowed by this Paragraph 18, so as to make such terms and conditions consistent with such action.

     19.  Termination of the Plan.

          (a) This Plan and all rights of Participants under any offering hereunder shall terminate:

               (i)  on the day that Participants become
          entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such Participants in such manner as it deems fair and consistent with
          Section 423 of the Code; or

               (ii)  at any time, at the discretion of
          the Board or the Committee.

          (b)  Upon termination of this Plan, all
     amounts in the accounts of Participants shall be promptly refunded.

     20. Governmental Regulations. The obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     22. Approval of Shareholders. The Plan has been adopted by the Board but is subject to approval of the shareholders of the Company at the next annual or special meeting of shareholders.

                  Preliminary Copies
                      Proxy Card
           ADVANTAGE LEARNING SYSTEMS, INC.

   This Proxy is Solicited on Behalf of the Board of
                       Directors


   The undersigned appoints Michael H. Baum and John
R. Hickey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Advantage Learning Systems, Inc. held of record by the undersigned on March 1, 1999 at the 1999 Annual Meeting of Shareholders of Advantage
Learning Systems, Inc. to be held on April 14, 1999 or at any adjournment thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of all nominees for directors, "FOR" the approval of the Employee Stock
Purchase Plan and "FOR" the approval of an amendment to the Amended and Restated Articles of Incorporation.

(Detach below and return using the envelope provided.)

 Advantage Learning Systems, Inc. 1999 Annual Meeting

1.ELECTION OF DIRECTORS:
  (To serve until the 2000      1-Judith A. Paul     [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
  Annual Meeting and until      2-Terrance D. Paul       listed to the left       to vote for all
  their successors are          3-Michael H. Baum        (except as specified     nominees listed
  elected and qualified)        4-John R. Hickey         below).                  to the left.
                                5-Timothy P. Welch
                                6-Perry S. Akins
                                7-John H. Grunewald

  (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN:
 [ ]   FOR approval of the Employee Stock Purchase Plan.
 [ ]   AGAINST approval of the Employee Stock Purchase Plan.
 [ ]   ABSTAIN from voting on the Employee Stock Purchase Plan.

3.PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND
  RESTATED ARTICLES OF INCORPORATION:
 [ ]   FOR approval of an amendment to the Amended and
 [ ]   Restated Articles of Incorporation.
 [ ]   AGAINST approval of an amendment to the Amended
         and Restated Articles of Incorporation.
 [ ]   ABSTAIN from voting on an amendment to the Amended
         and Restated Articles of Incorporation.

4.IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
  VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
  BEFORE THE MEETING.


  No. of Shares  ________                         Date:______________________
  Check appropriate box
  Indicate changes below:                          __________________________
                                                   (Signature of Shareholder)
  Address Change? [ ]   Name Change?    [ ]         _________________________
                                                   (Signature of Shareholder -
                                                        if held jointly)

                                                     Please sign exactly as
                                                     name appears hereon.
                                                     When shares are held by
                                                     joint tenants, both
                                                     should sign.  When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian,
                                                     please give full title
                                                     as such.  If a
                                                     corporation, please sign
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer.  If a
                                                     partnership, please sign
                                                     in partnership name by
                                                     authorized person.

